EXHIBIT 99.2

Fuse Medical, LLC, Fuse Medical V, LP and Fuse Medical VI, LP Index to Combined Financial Statements

Page
Financial Statements
Report of Independent Registered Public Accounting Firm	F-2
Combined Balance Sheets as of August 31, 2013 and 2012	F-3
Combined Statements of Operations for the year ended August 31, 2013 and for the Period from July 18, 2012 (Inception) to August 31, 2012	F-4
Combined Statements of Changes in Owners' Equity for the year ended August 31, 2013 and for the Period from July 18, 2012 (Inception) to August 31, 2012	F-5
Combined Statements of Cash Flows for the year ended August 31, 2013 and for the Period from July 18, 2012 (Inception) to August 31, 2012	F-6
Notes to Combined Financial Statements	F-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Members
Fuse Medical, LLC, Fuse Medical V, LP and Fuse Medical VI, LP

We have audited the accompanying combined balance sheets of Fuse Medical, LLC, Fuse Medical V, LP and Fuse Medical VI, LP (the "Company"), as of August 31, 2013 and 2012, and the related combined statements of operations, member equity and cash flows for the year ended August 31, 2013 and for the period from July 18, 2012 (inception) to August 31, 2012. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits include consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Fuse Medical, LLC, Fuse Medical V, LP and Fuse Medical VI, LP as of August 31, 2013 and 2012, and the results of their combined operations and cash flows for the year ended August 31, 2013 and for the period from July 18, 2012 (inception) to August 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

Weinberg and Company, P.A.

Los Angeles, California
December 12, 2013

FUSE MEDICAL, LLC, FUSE MEDICAL V, LP AND FUSE MEDICAL VI, LP
COMBINED BALANCE SHEETS

	August 31, 2013	August 31, 2012
Assets
Current assets:
Cash and cash equivalents	$233,081	$3,285
Accounts receivable	94,676	35,092
Inventories	203,413	11,440
Other receivable	26,600	-
Total current assets	557,770	49,817

Property and equipment, net	1,483	-

Total assets	$559,253	$49,817

Liabilities and Owners’ Equity

Current liabilities:
Accounts payable (includes $15,376 and $12,389 due to related parties, respectively)	$188,538	$26,429
Line of credit	100,000	-
Total current liabilities	288,538	26,429

Commitments and contingencies

Owners' equity:
Members' equity	270,715	23,388
Total owners' equity	270,715	23,388

Total liabilities and owners' equity	$559,253	$49,817

The accompanying notes are an integral part of these combined financial statements.

FUSE MEDICAL, LLC, FUSE MEDICAL V, LP AND FUSE MEDICAL VI, LP
COMBINED STATEMENTS OF OPERATIONS

		For the Period from
	For the	July 18, 2012
	Year Ended	(Inception) to
	August 31, 2013	August 31, 2012
Revenues:
Product revenues	$979,539	$35,092
Consulting revenues	79,800	-
Total revenues	1,059,339	35,092

Cost of revenues	203,532	5,660

Gross profit	855,807	29,432

Operating expenses:
General, adminstrative and other	419,752	12,744
Total operating expenses	419,752	12,744

Operating income	436,055	16,688

Other income (expense):
Interest expense	(669)	-
Total other income (expense)	(669)	-

Net income	$435,386	$16,688

The accompanying notes are an integral part of these combined financial statements.

FUSE MEDICAL, LLC, FUSE MEDICAL V, LP AND FUSE MEDICAL VI, LP
COMBINED STATEMENTS OF CHANGES IN OWNERS’ EQUITY
FOR THE YEAR ENDED AUGUST 31, 2013 AND FOR THE PERIOD
FROM JULY 18, 2012 (INCEPTION) TO AUGUST 31, 2012

	Fuse Medical, LLC	Fuse Medical V, LP	Fuse Medical VI, LP	Total

Balance, July 18, 2012 (Inception)	$-	$-	$-	$-

Contributions	6,700	-	-	6,700

Net income	16,688	-	-	16,688

Balance, August 31, 2012	23,388	-	-	23,388

Cash contributions from members	3,600	4,000	4,000	11,600

Redemption of member interest	(3,350)	-	-	(3,350)

Member distributions	-	(193,909)	(2,400)	(196,309)

Net income (loss)	(193,827)	605,368	23,845	435,386

Balance, August 31, 2013	$(170,189)	$415,459	$25,445	$270,715

The accompanying notes are an integral part of these combined financial statements.

FUSE MEDICAL, LLC, FUSE MEDICAL V, LP AND FUSE MEDICAL VI, LP
COMBINED STATEMENTS OF CASH FLOWS

		For the Period from
	For the	July 18, 2012
	Year Ended	(Inception) to
	August 31, 2013	August 31, 2012
Cash flows from operating activities:
Net income	$435,386	$16,688
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	280	-
Changes in operating assets and liabilities:
Accounts receivable	(59,584)	(35,092)
Inventory	(191,973)	(11,440)
Other receivable	(26,600)	-
Accounts payable	162,109	26,429
Net cash provided by (used in) operating activities	319,618	(3,415)

Cash flows from investing activities:
Purchase of property and equipment	(1,763)	-
Net cash used in investing activities	(1,763)	-

Cash flows from financing activities:
Proceeds from line of credit, net	100,000	-
Capital contributions received	11,600	6,700
Redemption of member interest	(3,350)	-
Member distributions	(196,309)	-
Net cash provided by (used in) financing activities	(88,059)	6,700

Net increase in cash and cash equivalents	229,796	3,285

Cash and cash equivalents - beginning of period	3,285	-

Cash and cash equivalents - end of period	$233,081	$3,285

Supplemental disclosure of cash flow information:
Interest paid	$669	$-

The accompanying notes are an integral part of these combined financial statements.

FUSE MEDICAL, LLC, FUSE MEDICAL V, LP AND FUSE MEDICAL VI, LP
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEAR ENDED AUGUST 31, 2013 AND FOR THE PERIOD
FROM JULY 18, 2012 (INCEPTION) TO AUGUST 31, 2012

Note 1. Nature of Operations

Overview

The combined financial statements include the accounts of: (i) Fuse Medical, LLC, which was formed in Delaware on July 18, 2012, (ii) Fuse Medical V, LP, which was formed in Texas on November 15, 2012, and (iii) Fuse Medical VI, LP, which was formed in Texas on January 31, 2013. The companies have been combined for financial statement purposes as each of the companies are under common control, operate as a single business entity, and are intended to be merged in the future. Collectively, the entities are referred to as “the Company” or “Fuse Medical”. All intercompany transactions have been eliminated in combination.

Fuse Medical is a physician-partnered privately-held company and national distributor that provides diversified healthcare products and supplies including biologics and bone substitute materials that meet or exceed market standards while striving to document cost savings and clinical outcomes to its manufacturers, physicians, health insurers and medical facility partners. Fuse Medical has entered into partnership arrangements with physicians in order to distribute its products.

Note 2. Significant Accounting Policies

Use of Estimates

The preparation of the combined financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts in the combined financial statements. Actual results could differ from those estimates. Significant estimates in the accompanying combined financial statements include the allowance for doubtful accounts and other receivable, and the amortization periods and valuation of property and equipment.

Cash and Cash Equivalents

The Company considers highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Fair Value Measurements

Fair value is the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants. The Company classifies assets and liabilities recorded at fair value under the fair value hierarchy based upon the observability of inputs used in valuation techniques. Observable inputs (highest level) reflect market data obtained from independent sources, while unobservable inputs (lowest level) reflect internally developed market assumptions. The fair value measurements are classified under the following hierarchy:

Level 1—Observable inputs that reflect quoted market prices (unadjusted) for identical assets and liabilities in active markets;

Level 2—Observable inputs, other than quoted market prices, that are either directly or indirectly observable in the marketplace for identical or similar assets and liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets and liabilities; and

Level 3—Unobservable inputs that are supported by little or no market activity that are significant to the fair value of assets or liabilities.

The estimated fair value of certain financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

FUSE MEDICAL, LLC, FUSE MEDICAL V, LP AND FUSE MEDICAL VI, LP
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEAR ENDED AUGUST 31, 2013 AND FOR THE PERIOD
FROM JULY 18, 2012 (INCEPTION) TO AUGUST 31, 2012

Accounts Receivable and Allowance for Doubtful Accounts Receivable

Trade accounts receivables are non-interest bearing and are stated at gross invoice amounts less an allowance for doubtful accounts receivable. Credit is extended to customers based on an evaluation of their financial condition and other factors. The Company generally does not require collateral or other security to support accounts receivable. The Company performs ongoing credit evaluations of its customers and maintains an allowance for potential bad debts.

The Company estimates its allowance for doubtful accounts by evaluating specific accounts where information indicates the customers may have an inability to meet financial obligations, such as bankruptcy proceedings and receivable amounts outstanding for an extended period beyond contractual terms. In these cases, the Company uses assumptions and judgment, based on the best available facts and circumstances, to record a specific allowance for those customers against amounts due to reduce the receivable to the amount expected to be collected. These specific allowances are re-evaluated and adjusted as additional information is received. The amounts calculated are analyzed to determine the total amount of the allowance. The Company may also record a general allowance as necessary. As of August 31, 2013 and 2012, management determined that no allowance for doubtful accounts receivable was required.

Direct write-offs are taken in the period when the Company has exhausted its efforts to collect overdue and unpaid receivables or otherwise evaluate other circumstances that indicate that the Company should abandon such efforts.

Inventories

Inventories are stated at the lower of cost (first-in, first-out) or market. Inventories consist entirely of finished goods and include biologics, bone substitute material, and tendon anchor systems. The Company reviews the market value of inventories whenever events and circumstances indicate that the carrying value of inventories may not be recoverable from the estimated future sales price less cost of disposal and normal gross profit. In cases where the market values are less than the carrying value, a write down is recognized equal to an amount by which the carrying value exceeds the market value of inventories.

Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the related assets per the following table.

Category	Amortization Period
Computer equipment	3 years

Upon the retirement or disposition of property and equipment, the related cost and accumulated depreciation and amortization are removed and a gain or loss is recorded in the combined statements of operations. Repairs and maintenance costs are expensed in the period incurred.

Long-Lived Assets

The Company assesses potential impairment to its long-lived assets when there is evidence that events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events and circumstances considered by the Company in determining whether the carrying value of identifiable intangible assets and other long-lived assets may not be recoverable include, but are not limited to: significant changes in performance relative to expected operating results, significant changes in the use of the assets, significant negative industry or economic trends, a significant decline in the Company’s stock price for a sustained period of time, and changes in the Company’s business strategy. An impairment loss is recorded when the carrying amount of the long-lived asset is not recoverable and exceeds its fair value. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Any required impairment loss is measured as the amount by which the carrying amount of a long-lived asset exceeds fair value and is recorded as a reduction in the carrying value of the related asset and an expense to operating results. Based upon management’s assessment, there are no indicators of impairment of its long lived assets at August 31, 2013 or 2012.

FUSE MEDICAL, LLC, FUSE MEDICAL V, LP AND FUSE MEDICAL VI, LP
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEAR ENDED AUGUST 31, 2013 AND FOR THE PERIOD
FROM JULY 18, 2012 (INCEPTION) TO AUGUST 31, 2012

Revenue Recognition and Deferred Revenue

The Company recognizes revenue when: (i) persuasive evidence of an arrangement exists; (ii) the fees are fixed or determinable; (iii) no significant Company obligations remain; and (iv) collection of the related receivable is reasonably assured. The Company reports revenues for transactions in which it is the primary obligor on a gross basis and revenues in which it acts as an agent (earning a fixed percentage of the sale) on a net basis, (net of related costs). Credits or refunds are recognized when they are determinable and estimable.

The following policies reflect specific criteria for the various revenue streams of the Company:

Medical supply and product revenue is comprised of medical biologics, bone substitute materials and other medical supplies. The Company recognizes medical supply and product revenue when the product has been delivered to the client. At that point, the Company invoices the purchasing client for the total amount due. The revenue is recognized in the period the product is delivered and accepted.

Development and consulting fee revenue is recognized on a monthly basis pursuant to an agreement. This revenue is recorded in the period the services have been provided.

Cost of Revenues

Cost of revenues consists of cost of goods sold, operating overhead, distributor representative compensation, and freight and shipping costs for items sold to customers.

Shipping and Handling Fees

The Company includes shipping and handling fees billed to customers in Revenues and the related costs in Cost of revenues.

Income Taxes

Fuse Medical, LLC, is a Delaware-registered limited liability corporation and Fuse Medical V, LP and Fuse Medical VI, LP are Texas-registered limited partnerships; all of which are taxed as partnerships for federal income tax purposes.

The Company records a liability for uncertain tax positions when it is probable that a loss has been incurred and the amount can be reasonably estimated. As of August 31, 2013, the Company had no liabilities for uncertain tax positions. The Company's policy is to recognize interest and penalties related to income tax matters as a component of income tax expense. The Company continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings.

Segment Information

The Company operates in one reportable segment including medical biologics and supplies. The Company's chief operating decision makers, its CEO and President, manage the Company's operations as a whole, and no revenue, expense or operating income information is evaluated by the chief operating decision makers on any component level.

Recent Accounting Pronouncements

In February 2013, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2013-04, “Liabilities (Topic 405): Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date (a consensus the FASB Emerging Issues Task Force)”. ASU 2013-04 provides guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of this guidance is fixed at the reporting date, except for obligations addressed within existing guidance in U.S. generally accepted accounting principles (GAAP). The guidance requires an entity to measure those obligations as the sum of: (a) the amount the reporting entity agreed to pay on the basis of its arrangement among its co-obligors and (b) any additional amount the reporting entity expects to pay on behalf of its co-obligors. The amendments in this Update are effective for fiscal years beginning after December 15, 2014, and interim periods and annual periods thereafter. The Company does not expect the adoption of this guidance to have a material effect on the Company’s combined financial statements.

FUSE MEDICAL, LLC, FUSE MEDICAL V, LP AND FUSE MEDICAL VI, LP
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEAR ENDED AUGUST 31, 2013 AND FOR THE PERIOD
FROM JULY 18, 2012 (INCEPTION) TO AUGUST 31, 2012

In March 2013, the FASB issued ASU 2013-05, “Foreign Currency Matters (Topic 830): Parent’s Accounting for the Cumulative Translation Adjustment upon Derecognition of Certain Subsidiaries or Groups of Assets within a Foreign Entity or of an Investment in a Foreign Entity (a consensus the FASB Emerging Issues Task Force)”. ASU 2013-05 resolves the diversity in practice about whether Subtopic 810-10, Consolidation—Overall, or Subtopic 830-30, Foreign Currency Matters—Translation of Financial Statements, applies to the release of the cumulative translation adjustment into net income when a parent either sells a part or all of its investment in a foreign entity or no longer holds a controlling financial interest in a subsidiary or group of assets that is a nonprofit activity or a business (other than a sale of in substance real estate or conveyance of oil and gas mineral rights) within a foreign entity. In addition, the amendments in this Update resolve the diversity in practice for the treatment of business combinations achieved in stages (sometimes also referred to as step acquisitions) involving a foreign entity. The amendments in this Update are effective prospectively for the first fiscal year beginning after December 15, 2014, and interim periods and annual periods thereafter. The Company does not expect the adoption of this guidance to have a material effect on the Company’s combined financial statements.

In July 2013, the FASB issued ASU 2013-11, “Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists (a consensus of the FASB Emerging Issues Task Force)”. The objective of the amendments in this Update is to eliminate diversity in practice on the financial statement presentation of an unrecognized tax benefit when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists. An unrecognized tax benefit, or a portion of an unrecognized tax benefit, should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward, except as follows. To the extent a net operating loss carryforward, a similar tax loss, or a tax credit carryforward is not available at the reporting date under the tax law of the applicable jurisdiction to settle any additional income taxes that would result from the disallowance of a tax position or the tax law of the applicable jurisdiction does not require the entity to use, and the entity does not intend to use, the deferred tax asset for such purpose, the unrecognized tax benefit should be presented in the financial statements as a liability and should not be combined with deferred tax assets. The amendments in this Update are effective for fiscal years, and interim periods within those years, beginning after December 15, 2014. The Company does not expect the adoption of this guidance to have a material effect on the Company’s combined financial statements.

We have implemented all new accounting standards that are in effect and that may impact our combined financial statements and do not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on our combined financial position or results of operations.

Note 3. Property and Equipment

Property and equipment consisted of the following at August 31, 2013 and 2012:

	August 31, 2013	August 31, 2012

Computer equipment	$1,763	$-
	1,763	-
Less: accumulated depreciation	(280)	-
Property and equipment, net	$1,483	$-

Depreciation and amortization expense for the year ended August 31, 2013 and for the period from July 18, 2012 (Inception) to August 31, 2012 was $280 and $0, respectively. Accumulated depreciation amounted to $280 and $0 as of August 31, 2013 and 2012, respectively.

FUSE MEDICAL, LLC, FUSE MEDICAL V, LP AND FUSE MEDICAL VI, LP
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEAR ENDED AUGUST 31, 2013 AND FOR THE PERIOD
FROM JULY 18, 2012 (INCEPTION) TO AUGUST 31, 2012

Note 4. Line of Credit

On October 10, 2012, the Company obtained a line of credit with a bank, up to a maximum credit line of $100,000. The line of credit bears interest equal to 2.25% per year based on a year of 360 days. The line of credit requires minimum monthly payments consisting of interest only commencing November 10, 2012. The line of credit is secured by a money market account having an approximate balance of $105,000 that is: (i) owned by an entity that is a member of the Company and (ii) is maintained at the bank extending the line of credit. The line of credit is due on demand or, if no demand is made, all outstanding principal and accrued interest on the line of credit is due October 10, 2013. The balance due on the line of credit as of August 31, 2013 was $100,000. The unused amount under the line of credit available to the Company at August 31, 2013 was $0. On October 10, 2013, due to non-payment of the outstanding principal balance, the Company was in default on the line of credit. On November 27, 2013, an extension of the line of credit was obtained thereby curing the default that occurred on October 10, 2013 due to nonpayment. The extension is effective October 10, 2013 and extends the due date of the line of credit to October 10, 2014. The line of credit remains open (See Note 9).

Note 5. Owners’ Equity

Fuse Medical, LLC

Fuse Medical, LLC was formed with two members, each having a 50.0% ownership interest. During the period from July 18, 2012 (Inception) to August 31, 2012, Fuse Medical, LLC received cash proceeds of $6,700 from member contributions.

Effective November 27, 2012, Fuse Medical, LLC and one of its two founding members executed a separation and settlement agreement whereby the Company remitted $17,000 to the former member deemed as follows: (i) $3,350 as a return of cash contributions, (ii) $9,759 for reimbursement of business expenses, and (iii) $3,891 as settlement expense.

During the year ended August 31, 2013, Fuse Medical, LLC received cash proceeds of $3,600 from new members.

Fuse Medical V, LP

Since its formation, Fuse Medical V, LP is owned 59% by Fuse Medical, LLC, 1% by Fuse Management V, LLC (the General Partner) and 40% by a physicians’ group. During the year ended August 31, 2013, Fuse Medical V, LP received cash proceeds of $4,000 from member contributions. During the year ended August 31, 2013, member distributions of $193,909 were made.

Fuse Medical VI, LP

Since its formation, Fuse Medical VI, LP is owned 59% by Fuse Medical, LLC, 1% by Fuse Management VI, LLC (the General Partner) and 40% by a physicians’ group. During the year ended August 31, 2013, Fuse Medical VI, LP received cash proceeds of $4,000 from member contributions. During the year ended August 31, 2013, member distributions of $2,400 were made.

Net profits and losses are allocated to the capital account of each member at the end of each accounting period in proportion to their respective ownership percentages and days of ownership during the period.

Note 6. Commitments and Contingencies

Legal Matters

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. As of August 31, 2013, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of our operations and there are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

FUSE MEDICAL, LLC, FUSE MEDICAL V, LP AND FUSE MEDICAL VI, LP
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEAR ENDED AUGUST 31, 2013 AND FOR THE PERIOD
FROM JULY 18, 2012 (INCEPTION) TO AUGUST 31, 2012

Note 7. Concentrations

Concentration of Credit Risk

On November 9, 2010, the FDIC issued a Final Rule implementing section 343 of the Dodd-Frank Wall Street Reform and Consumer Protection Act that provides for unlimited insurance coverage of noninterest-bearing transaction accounts. Beginning December 31, 2010, through December 31, 2012, all noninterest-bearing transaction accounts are fully insured, regardless of the balance of the account, at all FDIC-insured institutions. The unlimited insurance coverage is available to all depositors, including consumers, businesses, and governmental entities. This unlimited insurance coverage is separate from, and in addition to, the insurance coverage provided to a depositor’s other deposit accounts held at an FDIC-insured institution. A noninterest-bearing transaction account is a deposit account where interest is neither accrued nor paid; depositors are permitted to make an unlimited number of transfers and withdrawals; and the bank does not reserve the right to require advance notice of an intended withdrawal.

The Company maintains its cash in bank and financial institution deposits that at times may exceed federally insured limits. The Company has not experienced any losses in such accounts through August 31, 2013. On January 1, 2013, the aforementioned additional federal insurance provision expired and accordingly, the standard insurance amount of $250,000 per depositor, per bank, became effective. As of August 31, 2013 and 2012, the Company did not have any bank balances in excess of FDIC insured amounts.

Concentration of Revenues, Accounts Receivable and Supplier

For the year ended August 31, 2013 and for the period from July 18, 2012 (Inception) to August 31, 2012, the Company had significant customers with individual percentage of total revenues equaling 10% or greater as follows:

		For the Period from
	For the	July 18, 2012
	Year Ended	(Inception) to
	August 31, 2013	August 31, 2012
Customer 1	28.6%	-
Customer 2	19.7%	-
Customer 3	13.8%	-
Customer 4	-	62.4%
Customer 5	-	14.2%
Customer 6	-	10.8%
Totals	62.1%	87.4%

At August 31, 2013 and 2012, concentration of accounts receivable with significant customers representing 10% or greater of accounts receivable was as follows:

	August 31, 2013	August 31, 2012
Customer 1	27.5%	-
Customer 2	16.5%	-
Customer 3	12.7%	-
Customer 4	12.0%	-
Customer 5	10.9%	-
Customer 6	10.6%	-
Customer 7	-	62.4%
Customer 8	-	14.2%
Customer 9	-	10.8%
Totals	90.2%	87.4%

FUSE MEDICAL, LLC, FUSE MEDICAL V, LP AND FUSE MEDICAL VI, LP
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEAR ENDED AUGUST 31, 2013 AND FOR THE PERIOD
FROM JULY 18, 2012 (INCEPTION) TO AUGUST 31, 2012

For the year ended August 31, 2013 and for the period from July 18, 2012 (Inception) to August 31, 2012, the Company had significant suppliers representing 10% or greater of goods purchased as follows:

		For the Period from
	For the	July 18, 2012
	Year Ended	(Inception) to
	August 31, 2013	August 31, 2012
Supplier 1	86.6%	84.2%
Supplier 2	12.8%	-
Totals	99.4%	84.2%

Note 8. Related Party Transactions

Commencing January 1, 2013, the Company occupies office space on a month-to-month basis for $500 a month from Crestview Farm, an entity controlled by the Company’s Chief Executive Officer (“CEO”). The Company’s CEO serves as the Manager of Crestview Farm. Rent expense for these facilities was $4,000 and $0 for the year ended August 31, 2013 and for the period from July 18, 2012 (Inception) to August 31, 2012, respectively.

During the period from inception through August 31, 2013, the Company’s Chief Operating Officer provided services at no charge to the Company. The financial statements do not include any allocation for the fair value of these services.

Note 9. Subsequent Events

On November 27, 2013, an extension of the line of credit was obtained thereby curing the default that occurred on October 10, 2013 due to nonpayment. The extension is effective October 10, 2013 and extends the due date of the line of credit to October 10, 2014. The line of credit remains open.